Exhibit 5.1

King & Spalding LLP 1180 Peachtree Street N.E. Atlanta, Georgia 30309-3521 Phone: 404/ 572-4600 Fax: 404/ 572-5100 www.kslaw.com

December 4, 2023

Satellogic Inc. Ruta 8 Km 17,500, Edificio 300 Officina 324 Zonamérica Montevideo, 91600, Uruguay

Ladies and Gentlemen:

We have acted as U.S. counsel for Satellogic Inc., a corporation presently incorporated under the laws of the British Virgin Islands (“BVI”) (“Satellogic BVI”), in connection with the proposed domestication (the “Domestication”) of Satellogic BVI in the State of Delaware under the name Satellogic Inc. (the “Company”) and the filing by Satellogic BVI of the Registration Statement on Form F-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the conversion, on a one-for-one basis, of 78,253,702 Class A ordinary shares, 41,464,693 warrants to purchase Class A ordinary shares and 13,582,642 Class B ordinary shares of Satellogic BVI into shares of the Company’s Class A common stock, warrants to purchase Class A common stock, and Class B Common Stock, respectively (such securities of the Company, the “Securities”). The Domestication is to be effected pursuant to Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) and a certificate of incorporation (the “Certificate of Incorporation”) of the Company with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).

As such counsel, we have examined and relied upon such records, documents, certificates and other instruments, including the Registration Statement, the Certificate of Incorporation to be adopted by the Company, the Certificate of Domestication to be adopted by the Company, the bylaws of the Company to be adopted by the Company (the “Bylaws”) and other such documents as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies. We have relied, as to the matters set forth therein, on certificates of public officials. As to matters of fact material to this opinion, we have relied, without independent verification, upon certificates of officers of the Satellogic BVI.

We have further assumed that (i) Satellogic BVI is, and at all relevant times for purposes of rendering the opinions set forth herein, duly organized, validly existing and in good standing under the laws of the BVI and has the full power, authority and legal right to domesticate in the State of Delaware pursuant to Section 388 of the DGCL, (ii) the Domestication will be duly authorized by Satellogic BVI and (iii) the Certificate of Incorporation and Certificate of Domestication will be duly authorized, executed and filed with the Delaware Secretary of State and all related fees and charges will be paid in connection therewith.

Satellogic Inc.

December 4, 2023

Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act and the Securities have been converted in accordance with Certificate of Domestication and Certificate of Incorporation, the Securities will be validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the federal laws of the United States of America and the DGCL, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect that such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Validity of the Capital Stock” in the prospectus that forms a part thereof. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ King & Spalding LLP